Exhibit 4.2

FIRST AMENDMENT TO RIGHTS AGREEMENT

This FIRST AMENDMENT TO RIGHTS AGREEMENT effective as of December 1, 2006 (this “First Amendment”) is between Franklin Electric Co., Inc., an Indiana corporation (the “Company”) and LaSalle Bank National Association (“LaSalle Bank”).

WHEREAS, the Company and Illinois Stock Transfer Company, an Illinois corporation (“Illinois Stock Transfer Company”) entered into a certain Rights Agreement, dated as of October 15, 1999 (the “Rights Agreement”), under which Illinois Stock Transfer Company was named the “Rights Agent” (as such term is defined in the Rights Agreement);

WHEREAS, pursuant to the provisions of Section 21 of the Rights Agreement, the Company has given notice to Illinois Stock Transfer Company that effective December 1, 2006, it is being removed as Rights Agent and LaSalle Bank is being appointed as the successor Rights Agent under the Rights Agreement; and

WHEREAS, LaSalle Bank has expressed its willingness and desire to serve as such appointed successor Rights Agent effective as of December 1, 2006, subject to the parties entering into this First Amendment pursuant to the provisions of Section 27 of the Rights Agreement.

NOW, THEREFORE, it is mutually agreed between the Company and LaSalle Bank that:

1.
Upon execution of this First Amendment, LaSalle Bank does hereby become a party to the Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Rights Agreement as though an original party thereto and as “Rights Agent” thereunder.

2.	The Rights Agreement shall be amended to, among other things, reflect the appointment of LaSalle Bank as Rights Agent, as follows:

a.	The title page of the Rights Agreement shall be amended to replace the name of the party designated as “ILLINOIS STOCK TRANSFER COMPANY” with the name “LASALLE BANK NATIONAL ASSOCIATION”.

b.
The introductory paragraph of the Rights Agreement shall be amended to have the name of the Rights Agent changed from “Illinois Stock Transfer Company” to “LaSalle Bank National Association” and to have LaSalle Bank identified as a “national banking association”.

c.
Section 26 of the Rights Agreement shall be amended to replace the name and address of “Illinois Stock Transfer Company, 209 W. Jackson Boulevard, Suite 903, Chicago, Illinois 60606, Attention: President” with the following: “LaSalle Bank National Association, 135 S. LaSalle Street, Chicago, Illinois 60603, [Attention: Mark Rimkus]”.

d.	Exhibit A of the Rights Agreement is hereby amended in its entirety and restated as Exhibit A attached hereto.

3.
LaSalle Bank hereby represents and warrants to the Company that LaSalle Bank (a) is a legal business entity organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by a federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000, or (b) is an affiliate of a legal business entity described in the foregoing clause (a).

4.
The execution and delivery of this First Amendment has been duly and validly authorized and approved by each of the parties hereto, and no other proceedings (corporate or otherwise) on the part of the parties hereto are necessary to authorize this First Amendment. This First Amendment has been duly and validly executed and delivered by each of the parties hereto and constitutes a valid and binding agreement of such parties, enforceable against each of them in accordance with its terms.

5.
Except as expressly amended by this First Amendment, all terms, conditions and other provisions contained in the Rights Agreement are hereby ratified and reaffirmed. The Rights Agreement, after giving effect hereto, shall remain in full force and effect.

6.
Upon execution hereof, each reference in the Rights Agreement to “this Agreement,” “hereby,” “hereunder,” “herein,” “hereof,” or words of like import referring to the Rights Agreement shall mean and refer to the Rights Agreement, as amended by this First Amendment. In addition, any and all notices, requests, certificates and other instruments executed and delivered after the date hereof may refer to the Rights Agreement without making specific reference to this First Amendment; but nevertheless all references to the Rights Agreement shall be a reference to such document as amended hereby. If this First Amendment is inconsistent with (or affects the interpretations of) unamended portions of the Rights Agreement, the provisions of (or interpretations suggested by) this First Amendment shall control.

7.	This First Amendment shall be governed by and construed in accordance with Indiana law.

8.	This First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

* * *

IN WITNESS WHEREOF, the Company and LaSalle Bank have caused this First Amendment to Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of this 1 day of December , 2006.

Attest:	Franklin Electric Co., Inc.

By: /s/ Angela M. Hughes	By: /s/ Thomas J. Strupp
Name: Angela M. Hughes	Name: Thomas J. Strupp
Title: Corp. Governance Manager	Title: VP, CFO, & Secretary

Attest:	LaSalle Bank National Association

By: /s/ Arlene Kaminski	By: /s/ Mark F. Rimkus
Name: Arlene Kaminski	Name: Mark F. Rimkus
Title: Vice President	Title: Vice President

Acknowledged and agreed as of

this 08 day of December, 2006:

Attest:	Illinois Stock Transfer Company

By:/s/ Veronica Gall	By: /s/ Robert Pearson
Name: Veronica Gall	Name: Robert Pearson
Title: Executive Vice President	Title: President and CEO

Exhibit A

[Form of Rights Certificate]
Certificate No. R- ________ Rights

NOT EXERCISABLE AFTER FEBRUARY 28, 2011, SUBJECT TO EARLIER REDEMPTION OR EXPIRATION PURSUANT TO THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] *

* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Rights Certificate

FRANKLIN ELECTRIC CO., INC.

This certifies that __________________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 15, 1999, between Franklin Electric Co., Inc., an Indiana corporation (the “Company”) and Illinois Stock Transfer Company, an Illinois corporation, as amended between the Company and LaSalle Bank National Association, a national banking association (the “Rights Agent”), dated as of December 1, 2006, and as may be further amended and modified from time to time (the “Rights Agreement”) to purchase from the Company at any time prior to 5:00 P.M. (Fort Wayne, Indiana time) on February 28, 2011 at the office or offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-hundredth of a fully paid, non-assessable share of Series I Junior Participating Preference Stock of the Company (the “Preference Stock”), at a purchase price of $300.00 per one one-hundredth of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly completed and executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 15, 1999, based on the Preference Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of Rights be exercised so that only whole shares of Preference Stock will be issued.

As more fully set forth in the Rights Agreement, from and after the first occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of such Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee prior to or concurrently with such Acquiring Person becoming such, such Rights shall become null and void without any further action, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preference Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the excercisibility of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preference Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of (i) the close of business on the twentieth day following the Stock Acquisition Date, and (ii) the Final Expiration Date. The foregoing notwithstanding, the Rights generally may not be redeemed for one hundred eighty (180) days following a change in a majority of the Board as a result of a proxy contest, and thereafter, the decision to redeem shall require the concurrence of a majority of the Continuing Directors. In addition, under certain circumstances following the Stock Acquisition Date, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of preference stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

If the Company so determines, no fractional shares of Preference Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preference Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement. The Company, at its election, may require that a number of Rights be exercised so that only whole shares of Preference Stock would be issued.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preference Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give consent to or withhold consent from any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of    ,

ATTEST:	FRANKLIN ELECTRIC CO., INC.
By:
Secretary	Title:

Countersigned:
LASALLE BANK NATIONAL ASSOCIATION
By:
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)
FOR VALUE RECEIVED       hereby sells, assigns and

transfers unto
                            (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint       Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.
Dated:   ,

Signature

Signature Medallion Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:   ,

Signature

Signature Medallion Guaranteed:

NOTICE

The signature(s) to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Rights Certificate.)

To FRANKLIN ELECTRIC CO., INC.

The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Preference Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable or such other assets which may be deliverable upon the exercise of the Rights) and requests that certificates for any such shares or securities be issued in the name of and delivered to:

(Please print name and address)

Please insert social security
or other identifying number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

Please insert social security
or other identifying number:

Dated:   ,

Signature

Signature Medallion Guaranteed:

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned

[ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:   ,

Signature

Signature Medallion Guaranteed:

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever .